UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8–K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 13, 2008
ACCESS PLANS USA, INC.
(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
4929 Royal Lane, Suite 200
Irving, Texas 75063
(Address of principal executive offices)
(866) 578-1665
(Issuer’s telephone number)
Former Name:
Precis, Inc.
2040 North Highway 360
Grand Prairie, TX 75050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Fork 8-K
Current Report
Table of Contents

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Exhibits

Signature

Item 1.01 Entry into a Material Definitive Agreement
Access Plans USA, Inc., the “Company” announced today that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alliance HealthCard, Inc. (“Alliance”) and Access/Alliance Acquisition Corp (“Acquisition Corp”). The merger requires shareholder approval and we intend to file an Information Statement pursuant to Section 14(c) of the Securities and Exchange Act of 1934 providing more information about the transaction and our expectation that a majority of our shareholders will consent to the merger without a shareholder meeting.
Other than in respect of the Merger Agreement, there is no relationship between the Company or its affiliates and any of the other parties to the Merger Agreement.
The Merger Agreement is attached hereto as Exhibit 2.1. Our press release announcing the merger is attached as Exhibit 99.1.
Under the Merger Agreement, we and the parties to the Merger Agreement agreed as follows.
•	We will merge with and into Acquisition Corp. and become a wholly owned subsidiary of Alliance.

•	At the closing of the merger, Alliance will issue up to 7.25 million shares of Alliance’s common stock to our shareholders. Immediately after the closing, our shareholders will own approximately one-third of the outstanding shares of Alliance.

•	The transaction is contingent upon our shareholder approval, our exiting from the third party administration market by divesting ourselves of our Regional Healthcare division, and other routine matters.

•	We expect that the transaction will be completed in the first calendar quarter of 2009.
Item 9.01 Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated November 13, 2008, among Access Plans USA, Inc., Alliance HealthCard, Inc., and Access/Alliance Acquisition Corp.

Exhibit 99.1:	Press Release issued by the Company, dated November 13, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS USA, INC.

By:	/s/ Ian R. Stuart
Ian R. Stuart
Interim President and C.E.O.
Dated: November 14, 2008